Exhibit 99.1

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of Apex Marine Sales, LLC, Apex Marine Stuart, LLC, and Apex Marine, LLC

Opinion on the Financial Statements

We have audited the accompanying combined balance sheet of Apex Marine Sales, LLC, Apex Marine Stuart, LLC, and Apex Marine, LLC (the Company) as of December 31, 2025, and the related combined statements of operations, changes in members’ equity, and cash flows for the year ended December 31, 2025, and the related notes (collectively referred to as the combined financial statements). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the year ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the combined financial statements, the Company had a net loss from continuing operations and net cash used in operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are discussed in Note 2. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s combined financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the combined financial statements that was communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the combined financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

2

Revenue Recognition

As discussed in Note 2 to the combined financial statements, the Company has multiple types of revenue operations that involve differing methods of determining recognition.

Auditing management’s evaluation of agreements with customers involves significant judgment involving the determination of the performance obligations and the time in which they are satisfied.

To test the determination of performance obligations and the satisfaction of them, M&K selected a sample of various revenue amounts from the different streams and tested the contract and recognition of the revenues. M&K performed walkthroughs to gain an understanding of the operations and recognition policies for revenue streams that were determined to be significant.

To evaluate the appropriateness and accuracy of the assessment by management, we evaluated management’s assessment in relationship to the relevant agreements.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2026.

The Woodlands, TX

June 29, 2026

3

APEX MARINE LLC

Combined Balance Sheet

December 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$1,467,865
Accounts receivable, net	248,939
Inventory	14,527,809
Prepaid expenses	394,905
TOTAL CURRENT ASSETS	16,639,518

Non-Current Assets:
Property, plant and equipment, net	221,951
Finance lease right-of-use assets, net	62,141
Right-of-use assets	1,565,543
Other assets	1,011,537
TOTAL NON-CURRENT ASSETS	2,861,172

TOTAL ASSETS	$19,500,690

LIABILITIES
Current Liabilities:
Accounts payable	$240,836
Accrued liabilities	519,764
Lease liabilities, current	808,513
Finance lease liabilities, current	64,473
Customer deposits	445,570
Floor plan notes payable	11,202,462
Current portion of long-term debt	30,473
Due to related party	500,000
TOTAL CURRENT LIABILITIES	13,812,091

Long-term Liabilities:
Lease liabilities, noncurrent	878,291
Long-term debt, noncurrent	27,551
TOTAL LONG-TERM LIABILITIES	905,842

TOTAL LIABILITIES	$14,717,933

MEMBERS’ EQUITY
TOTAL MEMBERS’ EQUITY	4,782,757

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$19,500,690

The accompanying notes are an integral part of these audited financial statements.

4

APEX MARINE LLC

Combined Statement of Operations

Year Ended December 31, 2025

Net revenues	$29,929,974
Cost of revenues	24,904,625
Gross profit	5,025,349

OPERATING EXPENSES
Depreciation and amortization	313,374
Selling, general and administrative	2,071,715
Advertising and marketing	481,408
Professional services	196,870
Salaries and wages	2,315,257
Rent expense	1,396,753
Total operating expenses	$6,775,377

Loss from operations	(1,750,028)

OTHER INCOME / (EXPENSE)
Interest expense, net	(634,904)
Other income	52,901
Total other expense	$(582,003)

Loss before income taxes	(2,332,031)
Income tax expense	-
Net Loss	$(2,332,031)

The accompanying notes are an integral part of these audited financial statements.

5

APEX MARINE LLC

Combined Statement of Changes in Members’ Equity

Members’ Equity

Balance, December 31, 2024	$7,114,788
Net Loss	(2,332,031)
Balance, December 31, 2025	$4,782,757

The accompanying notes are an integral part of these audited financial statements.

6

APEX MARINE LLC

Combined Statements of Cash Flows

Year Ended December 31, 2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(2,332,031)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	220,160
Depreciation of right-of-use assets	93,214
Non-cash lease expense	34,773
Interest expense on finance lease	9,380
Changes in operating assets and liabilities:
Accounts receivable	78,353
Inventory	(5,362,587)
Prepaid expenses and other current assets	16,126
Right-of-use assets	1,191,704
Other assets	90,003
Accounts payable	(56,759)
Accrued liabilities	(37,061)
Lease liabilities	(1,270,655)
Customer deposits	(127,825)
Net cash used in operating activities	$(7,453,205)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	$(1,209)
Net cash used in investing activities	$(1,209)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from floor plan	$24,526,065
Payments on floor plan	(18,398,970)
Proceeds from related party note	500,000
Principal payments on debt	(28,932)
Repayment for finance leases	(99,722)
Net cash provided by financing activities	$6,498,441

Net change in cash and cash equivalents	$(955,973)
Cash and cash equivalents, beginning of year	2,423,838
Cash and cash equivalents, end of year	$1,467,865

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	$634,904
Cash paid for income tax	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING TRANSACTIONS
Establishment of right-of-use asset and lease liabilities	426,388

The accompanying notes are an integral part of these audited financial statements.

7

APEX MARINE LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2025

NOTE 1. NATURE OF BUSINESS AND ORGANIZATION

Apex Marine, LLC, Apex Marine Sales, LLC, and Apex Marine Stuart, LLC (collectively, the “Company”) are Florida-based marine service, sales, and storage companies engaged primarily in the sale of new and pre-owned vessels, brokerage services, marine repair and maintenance services, parts and accessories sales, boat storage and hauling services, and related marina operations. The Company operates through multiple locations in Florida and serves both individual and commercial customers within the recreational marine industry. The Company’s operations include vessel sales, engine and mechanical services, refurbishment and maintenance, storage services, and related support activities.

The accompanying Combined financial statements include the accounts of Apex Marine, LLC, Apex Marine Sales, LLC, and Apex Marine Stuart, LLC. All significant intercompany balances and transactions have been eliminated in combination.

NOTE 2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation

The Company’s combined financial statements and the notes thereto have been prepared in accordance with Generally Accepted Accounting Principles (“U.S. GAAP”) in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

The Combined financial statements include the financial statements of the entities noted in Note 1 above.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

For the year ended December 31, 2025, the Company incurred a net loss of $2,332,031 and generated significant negative cash flows from operating activities. In addition, the Company’s operating cash outflows exceeded its cash balance as of December 31, 2025. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date these financial statements are issued.

Management has taken steps to improve the Company’s liquidity and operating performance and continues to evaluate additional sources of financing and capital support. Subsequent to year-end, on February 13, 2026, the members of the Company entered into a Membership Interest Purchase Agreement with NextBoat Inc. (“NXB”), and the transaction was completed on May 13, 2026, pursuant to which the Company became a wholly owned subsidiary of NXB. Management believes that the Company’s access to financial resources and operational support following the acquisition may provide additional liquidity and support for future operations.

The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of Estimates and Assumptions

The preparation of the Combined financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the Combined financial statements and the reported amounts of revenues and costs and expenses during the reporting period. Actual results could differ from those estimates.

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Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less. The Company had no cash equivalents. The Company considered highly liquid investments that were readily convertible to known amounts of cash and with original maturities from the date of purchase of three months or less to be cash equivalents. All cash and cash equivalents are unrestricted as to withdrawal and use.

From time to time, the Company may maintain bank balances in interest bearing accounts in excess of the $250,000, which is currently the maximum amount insured by the FDIC for interest bearing accounts (there is currently no insurance limit for deposits in noninterest bearing accounts). The Company has not experienced any losses with respect to cash. Management believes our Company is not exposed to any significant credit risk with respect to its cash.

Restricted cash represents the deposits held in designated bank accounts for security of the repayment of the notes payable. The Company has no restricted cash as of December 31, 2025.

Accounts Receivable, net

Accounts receivables are recorded at invoiced amounts, net of an allowance for credit losses, and do not bear interest. In accordance with Accounting Standards Update No. 2016-13 “Financial Instruments—Credit Losses” (“ASC 326”), the Company measures its allowance for credit losses using an expected credit loss model that reflects the Company’s current estimate of expected credit losses inherent in the enterprise and the accounts receivable balance. In determining the expected credit losses, the Company considers its historical loss experience, the aging of its accounts receivable balance, current economic and business conditions, and anticipated future economic events that may impact collectability. The Company reviews its allowance for credit losses periodically and as needed, amounts are written-off when determined to be uncollectible. As of December 31, 2025, $21,975 allowance for credit losses was recognized.

Inventory, net

Inventories primarily consist of new and pre-owned vessels, including yachts and related marine products, held for sale in the ordinary course of business. Inventory is acquired through direct purchases from manufacturers, vendors, and third-party sellers, as well as through customer trade-ins received in connection with vessel sales transactions. Trade-in inventory is initially recorded based on the estimated net realizable value of the vessel at the date acquired, considering estimated selling prices and costs necessary to prepare the vessel for resale.

Inventories are stated at the lower of cost or net realizable value. The cost of vessel inventory is determined using the specific identification method. The Company evaluates inventory for obsolescence and impairment by considering factors such as inventory aging, historical sales trends, current market conditions, and expected future demand. Inventory may also include parts, accessories, engines, trailers, and work in process related to repair, refurbishment, and service operations. Parts, accessories, engines, and trailers are primarily used in the Company’s service and maintenance operations. The cost of parts and accessories inventory is determined using methods that vary by entity and include both the average cost method and first-in, first-out (“FIFO”) method. Work in process (“WIP”) primarily represents costs incurred for customer service and repair work orders that have not yet been completed and recognized as cost of services. Such costs are deferred until the related service revenue is recognized.

9

Property, plant and equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation and impairment charges. Depreciation is calculated primarily based on the straight-line method (after taking into account their respective estimated residual values) over the estimated useful lives of the assets:

Useful Lives
Equipment	3-7 years
Vehicles	3-5 years
Leasehold improvements	The shorter of useful life and lease term

When assets are retired or otherwise disposed of, the cost, accumulated depreciation is removed from the accounts and any resulting gain or loss is reflected in the Combined statements of operations in the period realized. Maintenance and repairs that do not enhance or extend the asset’s useful life are charged to operating expense as incurred.

Assets acquired under a finance lease are amortized in a manner consistent with the Company’s depreciation policy for owned assets if the lease transfers ownership to the Company at the end of the lease term or contains a bargain purchase option. Otherwise, assets acquired under a finance lease are amortized over the lease term.

Sales Tax

The Company collects sales tax on all of the Company’s sales to nonexempt customers and remits the entire amount to the states that imposed the sales tax. The Company’s accounting policy is to exclude the tax collected and remitted to the states from revenues and cost of sales.

Leases

The Company adopted ASU 2016-02 Leases (Topic 842) (“Topic 842”) issued by the FASB. The adoption of Topic 842 resulted in the presentation of operating lease right-of-use assets and operating lease liabilities on the combined balance sheets.

The Company has assessed the following: (i) whether any expired or existing contracts are or contains a lease, (ii) the lease classification for any expired or existing leases, and (iii) initial direct costs for any expired or existing leases (i.e. whether those costs qualify for capitalization under ASU 2016-02). The Company also elected the short-term lease exemption for certain classes of underlying assets including office space, warehouses and equipment, with a lease term of 12 months or less.

The Company determines whether an arrangement is or contains a lease at inception. A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease. The Company currently has both operating and finance leases. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liability, current, and operating lease liability, non-current in the Company’s combined balance sheets. Please refer to Note 11 for the disclosures regarding the Company’s method of adoption of ASC 842 and the impacts of adoption on its financial position, results of operations and cash flows.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent its obligation to make lease payments arising from the lease. The operating lease ROU assets and lease liabilities are recognized at lease commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at lease commencement date in determining the present value of lease payments. The operating lease ROU assets also includes any lease payments made and excludes lease incentives. The Company’s lease terms may include options to extend or terminate the lease. Renewal options are considered within the ROU assets and lease liabilities when it is reasonably certain that the Company will exercise that option. Lease expenses for lease payments are recognized on a straight-line basis over the lease term.

For operating leases with a term of one year or less, the Company has elected not to recognize a lease liability or ROU asset on its combined balance sheets. Instead, it recognizes the lease payments as expenses on a straight-line basis over the lease term. Short term lease costs are immaterial to its combined statements of operations and cash flows. The Company has operating lease agreements with insignificant non-lease components and has elected the practical expedient to combine and account for lease and non-lease components as a single lease component.

10

The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of operating lease liabilities in any tested asset group and include the associated operating lease payments in the undiscounted future pre-tax cash flows. For the year ended December 31, 2025, the Company did not have any impairment loss against its operating lease ROU assets.

Fair Value of Financial Instruments

The Company measures its financial and non-financial assets and liabilities, as well as makes related disclosures, in accordance with FASB ASC No. 820, Fair Value Measurements, which provides guidance with respect to valuation techniques to be utilized in the determination of fair value of assets and liabilities.

The objective of a fair value measurement is to determine the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Accordingly, the fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three-tier hierarchy of inputs is summarized in the three broad levels below:

Level 1 —	Quoted prices in active markets for identical assets and liabilities.

Level 2 —	Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 —	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The Company considers the carrying amount of its financial assets and liabilities, which consist primarily of cash, accounts receivable, inventory, prepaid expenses, other current assets, account payables, accrued liabilities, customer deposits, current portion of long-term debt and floor plan notes payables approximate the fair value of the respective assets and liabilities as of December 31, 2025 due to their short-term nature.

Revenue Recognition

The majority of our revenue is from contracts with customers for the sale of boats, yachts, and trailers. We recognize revenue from boat, yacht, and trailer sales upon transfer of control of the boat, yacht, or trailer to the customer, which is generally upon acceptance of the boat, yacht, and trailer by the customer and the satisfaction of our performance obligations. The transaction price is determined with the customer at the time of sale.

Boat, yacht, and trailer sales transactions often include both cash and non-cash consideration. Cash consideration is paid directly by the Company’s customers or by third-party financial institutions financing the Company’s customer transactions. Non-cash consideration is in the form of trade-in used boats. The Company assigns value to trade-in assets by estimating a future selling price, which the Company estimates based on relevant internal and third-party data, less a gross profit amount to be realized at the time the trade-in asset is sold and an estimate of any reconditioning work required to ready the asset for sale. Both cash and non-cash consideration may be received prior to or after the Company’s performance obligation is satisfied. Any consideration received prior to the satisfaction of the Company’s performance obligation is recognized as deferred revenue. Revenue recognized associated with trade-ins solely relates to end-user boat purchasers and not to boat manufactures or other wholesalers. As of December 31, 2025, the Company held trade-in boats recorded as inventory with a total value of $2,112,797. For the year ended December 31, 2025, the Company recognized $3,079,000 in revenue from the sale of trade-in boats.

Revenue is recognized from the sale of products and commissions earned on new and pre-owned boats (including used, brokerage, consignment and wholesale) when ownership is transferred to the customer, which is generally upon acceptance or delivery to the customer. At the time of acceptance or delivery, the customer is able to direct the use of, and obtain substantially all of the benefits at such time.

11

Dealer Incentives

The Company participates in various manufacturer-sponsored dealer incentive programs, including sales performance incentives, volume-based incentives, promotional allowances, and other incentive arrangements. Incentives are earned upon satisfaction of the applicable program requirements established by the manufacturers.

The Company recognizes dealer incentive when the applicable performance conditions have been met and collection is considered probable. Dealer incentives are recorded as reductions of inventory cost and are subsequently recognized as reductions of cost of goods sold when the related inventory is sold. Amounts earned but not yet received are recorded as receivables.

Principal versus Agent Considerations:

We evaluate whether we are acting as a principal or an agent in each type of revenue transaction by assessing whether we control the specified goods or services before they are transferred to the customer, in accordance with ASC 606. We are the principal for sales of new, pre-owned, consignment, and wholesale boats, because we control the boat or yacht before transfer to the customer, bear the inventory risk, and have discretion in establishing prices. Accordingly, revenue from these transactions is recognized at the gross sales price.

For brokerage transactions, we act solely as an agent in arranging the sale of a boat between a seller and a buyer. In these transactions, we do not control the boat prior to transfer and do not bear the inventory risk. Therefore, we recognize revenue from brokerage transactions on a net basis, representing only the commission or fee earned. The transfer of control of the boat in brokerage transactions occurs directly between the seller and the buyer, and we do not obtain control at any point in the transaction.

We recognize customer deposits as revenue at the time of acceptance and the transfer of control to the customers. Total customer deposits of $573,395 recorded as of December 31, 2024 were recognized in revenue during the fiscal year ended December 31, 2025.

We recognize deferred revenue from service operations, maintenance and slip and storage services over time on a straight-line basis over the term of the contract as our performance obligations are met.

Net revenue by category:

For the year ended December 31,
2025
Boat maintenance and repair	3,697,282
Boat sales services	23,358,072
Others	2,874,620
Total	$29,929,974

12

Selling, General and Administrative Expenses

Selling, general, and administrative expenses consist primarily of insurance, utilities, and other customary operating expenses. All the costs are charged to operations when incurred. The Company recorded selling, general and administrative expenses of $2,071,715 for the year ended December 31, 2025.

Advertising and Marketing Costs

Advertising and marketing costs include costs for advertising, marketing programs, brand promotions, customer mailings and promotional events, and boat shows. The Company recorded advertising and marketing expenses of $481,408 for the year ended December 31, 2025.

Income Taxes

The Company is organized as a limited liability company (“LLC”) and has elected to be treated as a partnership for U.S. federal and state income tax purposes. As a result, the Company is generally not subject to federal or state corporate income taxes at the entity level; instead, the taxable income or loss of the Company is reported by and taxed to its individual members. Accordingly, no provision for federal income taxes has been included in these financial statements.

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the combined financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for combined financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

Penalties and interest related to underpayment of income tax are classified as income tax expense in the period incurred.

The Company believes there were no uncertain tax positions as of December 31, 2025, respectively. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

Earnings Per Share

The Company is organized as a limited liability company and does not have shares of common stock outstanding. Accordingly, earnings per share disclosures required under ASC 260 are not applicable to the Company.

Segment Reporting

The Company operates as a single operating segment encompassing marine vessel sales (new and pre-owned), marine repair and maintenance services, storage and hauling, and related marina operations. The Company’s chief operating decision maker (“CODM”) reviews Combined financial results to assess performance and allocate resources. All of the Company’s assets are located in the U.S.

13

Related Parties

Parties, which can be a corporation or individual, are considered to be related if one party has the ability, directly or indirectly, to control or exercise significant influence over the other party in making financial and operating decisions, or if the other party has such ability over the Company. Companies are also considered to be related if they are subject to common control or common significant influence, such as a family member or relative, shareholder, or a related corporation.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that liability has been incurred, and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s Combined financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Subsequent events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date that the Combined financial statements are available to be issued. Material subsequent events that required recognition or additional disclosure in the Combined financial statements are presented.

Recent Accounting Pronouncements

Recently issued accounting pronouncements not yet adopted

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which provides qualitative and quantitative updates to the rate reconciliation and income taxes paid disclosures, among others, in order to enhance the transparency of income tax disclosures, including consistent categories and greater disaggregation of information in the rate reconciliation and disaggregation by jurisdiction of income taxes paid. The amendments in ASU 2023-09 are effective for fiscal years beginning after December 15, 2025, for private companies, with early adoption permitted. The amendments should be applied prospectively however, retrospective application is also permitted. The Company is in the process of assessing the impact of this ASU on its Combined financial statements.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”), and in January 2025, the FASB issued ASU No. 2025-01, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date (“ASU 2025-01”). ASU 2024-03 requires additional disclosure of the nature of expenses included in the income statement as well as disclosures about specific types of expenses included in the expense captions presented in the income statement. ASU 2024-03, as clarified by ASU 2025-01, is effective for annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Both early adoption and retrospective application are permitted. The Company is currently evaluating the adoption of this guidance whether or not a material impact on the Company’s Combined financial statements.

In July 2025, the FASB issued ASU No. 2025-05, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The amendments in this update provide a practical expedient permitting an entity to assume that conditions at the balance sheet date remain unchanged over the life of the asset when estimating expected credit losses for current classified accounts receivable and contract assets. This update is effective for annual periods beginning after December 15, 2025, including interim periods within those fiscal years. Adoption of this ASU can be applied prospectively for reporting periods after its effective date. Early adoption is permitted. We are currently evaluating the provisions of this ASU and do not expect this ASU to have a material impact on our Combined financial statements.

14

In September 2025, the FASB issued ASU No. 2025-06, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software. The ASU simplifies the capitalization guidance by removing all references to prescriptive and sequential software development stages (referred to as “project stages”) throughout ASC 350-40. The ASU is effective for annual periods beginning after December 15, 2027, and interim periods within those fiscal years. Adoption of this ASU can be applied prospectively for reporting periods after its effective date; or follow a modified transition approach that is based on the status of the respective projects and whether software costs were capitalized before the date of adoption; or retrospectively to any or all prior periods presented in the Combined financial statements. Early adoption is permitted. We are currently evaluating the provisions of this ASU.

In December 2025, the FASB issued ASU No. 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements (“ASU 2025-11”). ASU 2025-11 clarifies the scope and requirements for interim financial statement disclosures under U.S. GAAP. The amendments create a comprehensive list of required interim disclosures and introduce a disclosure principle requiring entities to disclose, in interim periods, any event or change since the previous year-end that has a material effect on the entity. ASU 2025-11 is effective for interim reporting periods within annual periods beginning after December 15, 2027, for public business entities, and after December 15, 2028, for all other entities. Early adoption is permitted. The amendments may be applied prospectively or retrospectively to any or all prior interim periods presented. The Company is currently evaluating the impact of ASU 2025-11 on its Combined financial statements.

Recently adopted accounting pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Improvements to Reportable Segment Disclosures (Topic 280). This ASU updates reportable segment disclosure requirements by requiring disclosures of significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of a segment’s profit or loss. This ASU also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. We adopted this ASU on December 31, 2025, refer to Note 15, for the inclusion of the new required disclosures.

NOTE 3. ACCOUNT RECEIVABLES, NET

Accounts receivable, net consisted of the following at December 31, 2025:

December 31, 2025
Accounts receivable	$270,914
Less: allowance for doubtful accounts	(21,975)
Accounts receivable, net	$248,939

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The movement of allowance for doubtful accounts are as follows:

December 31, 2025
Beginning balance	$21,326
Write-off	-
Addition	649
Ending balance	$21,975

NOTE 4. INVENTORY

Inventories consisted of the following:

December 31, 2025
New vessel inventory	$11,318,512
Used vessel inventory	1,669,651
Work in progress	786,064
Parts and accessories	672,372
Engines and trailers	81,210
Total	$14,527,809

Inventories are stated at the lower of cost or net realizable value. The Company periodically evaluates inventory for impairment and records write-downs when the estimated net realizable value is less than cost. In assessing net realizable value, management considers factors including inventory aging, turnover trends, historical sales experience, current market conditions, expected future demand, pricing trends, and estimated costs to sell the inventory.

The Company maintains allowances for slow-moving and obsolete inventory when necessary. During the year ended December 31, 2025, the Company recorded inventory write-downs of $443,146 related primarily to certain used vessel inventory with carrying values that exceeded estimated net realizable value.

NOTE 5. PROPERTY AND EQUIPMENT

Property and equipment, net consisted of the following:

December 31, 2025
Leasehold improvement	$135,519
Equipment	409,017
Vehicles	105,701
Property, plant and equipment, gross	650,237
Less: accumulated depreciation and amortization	(428,286)
Property, plant and equipment, net	$221,951

During the year ended December 31, 2025, the Company incurred depreciation expenses on property and equipment of $220,160.

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NOTE 6. OTHER ASSETS

Other assets consisted of the following as of December 31, 2025:

December 31, 2025
Security deposits	45,526
Bertram 60’ vessel	966,011
Total	$1,011,537

Included in other assets is a Bertram 60’ vessel with a carrying value of $966,011 as of December 31, 2025. Legal title to the vessel was held by the Company as of December 31, 2025; however, pursuant to the terms of the transaction under which the Company was subsequently acquired by NextBoat Inc., the vessel was designated to be retained by the former owner and was not intended to remain as an operating asset of the Company following the acquisition. Accordingly, management has classified the vessel within other assets.

Management evaluates other assets for recoverability whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. No impairment was recognized during the year ended December 31, 2025.

NOTE 7. ACCRUED LIABILITIES

Accrued liabilities consisted of the following as of December 31,2025:

December 31, 2025
Sales tax payable	$103,626
Insurance payable	158,024
Accrued operating expenses	258,114
Total	$519,764

NOTE 8. NOTES PAYABLE – FLOOR PLAN

As of December 31, 2025, the Company maintains an inventory floorplan financing facility with Wells Fargo Commercial Distribution Finance, LLC (“WFCDF”) (Customer No. 238271, Branch 3328), used to finance the purchase of new boat inventory held for resale. The total outstanding balance under the facility as of December 31, 2025 was $7,255,700. The facility is secured by the financed inventory and its proceeds. As of December 31, 2025, there was no principal past due and the Company was in compliance with all material terms of the facility.

As of December 31, 2025, the Company also maintains an inventory floorplan financing facility with Northpoint Commercial Finance (CIN - Acct. ID: 23643-17826), used to finance the purchase of new boat inventory held for resale sourced from suppliers including Iconic Marine Group, LLC and Nauticstar, LLC. The facility bears interest at a variable rate equal to the Average Daily Balance (“ADB”) base rate plus a spread of 3.99% per annum. As of March 31, 2026, the ADB base rate was 3.7834%, resulting in an effective interest rate of approximately 7.77% per annum. The total outstanding principal balance under this facility as of December 31, 2025 was $3,946,762. The facility is secured by the financed inventory and its proceeds, with unit maturity dates extending through March 31, 2026 and December 25, 2028. As of December 31, 2025, there was no principal past due and the Company was in compliance with all material terms of the facility.

The total floor plan notes payable outstanding as of December 31, 2025 was $11,202,462.

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NOTE 9. LOAN PAYABLE

December 31, 2025

Payable to m2 Equipment Finance LLC bearing interest through fixed monthly installments of $1,209. The original loan amount is $85,500 with terms of 84 months starting from May 22, 2021. The loan is secured by the related marina forklift equipment.	$31,884

Payable to City National Bank of Florida bearing interest of 4.950%. The original note amount is $80,000 with terms of 60 months starting from June 21, 2022.	26,140

Total Long-term debt	$58,024

Maturity of long-term debt is as follows:

Year ending December 31:	Amount
2026	$30,473
2027	22,879
2028	4,672
$58,024

NOTE 10. CUSTOMER DEPOSITS

Customer deposits primarily consist of advance payments received from customers related to vessel sales transactions and marine repair or service work to be performed in future periods. Such amounts are recognized as revenue when the related performance obligations are satisfied.

We recognize customer deposits as revenue at the time of acceptance and the transfer of control to the customers. Total customer deposits of $573,395 were recorded as of December 31, 2024 and were recognized in revenue during the year ended December 31, 2025. Total customer deposits of $445,570 are recorded as of December 31, 2025. Additional deposits were paid by customers in 2025 was recognized into revenue in the same year they were received.

The movement in customer deposits is as follows:

December 31, 2025
Balance at beginning of the year	$573,395
Decrease in customer deposits as a result of recognizing revenue during the year was included in the customer deposits at the beginning of the year	(32,672,354)
Increase in customer deposits as a result of billings in advance of performance obligation under contracts	32,564,274
Refunded to the customers	(19,745)
Balance at end of the year	$445,570

NOTE 11. LEASE

Operating Leases

The balances for the operating leases where the Company is the lessee are presented within the balance sheets as follows:

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Operating leases	December 31, 2025

Right of use-assets	$1,565,543

Lease liability-current	$808,513
Lease liability-non-current	$878,291
Total operating lease liabilities	$1,686,804

Weighted average remaining lease term (in years)	2.52
Weighted average discount rate (%)	8.50%

The components of lease expenses for the year ended December 31, 2025 was as follows:

For the year ended December 31,
2025
Operating lease cost	$1,256,755
Cost of other leases with period less than one year and variable lease costs	139,998
$1,396,753

Supplemental cash flow information related to leases for the year ended December 31, 2025 was as follows:

For the year ended December 31, 2025
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	1,396,753
Supplemental noncash information:
Right-of-use assets obtained in exchange for lease obligation:	426,388

As of December 31, 2025, the maturities of operating lease liabilities (excluding short-term lease) are as follows:

For the year ended December 31, 2025	Operating Leases
2026	828,054
2027	391,603
2028	341,436
2029 and thereafter	163,836
Total lease payments	$1,724,929
Less: imputed interest	(38,125)
Present value of lease payments	1,686,804
Less: current portion	(808,513)
Lease obligations, noncurrent	$878,291

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Finance Lease

As of December 31, 2025
Finance leases:
Property and equipment, at cost	163,125
Accumulated depreciation	(100,984)
Property and equipment, net	62,141

Total finance lease obligations	64,473
Finance lease expense:
Amortization of leased assets	93,214
Interest on lease liabilities	9,380
Total finance lease expense	102,594

Weighted-average remaining lease term:	0.67
Weighted-average discount rate:	8.227%
Cash paid for amounts included in the measurement of lease liabilities:	99,722

For the year ended December 31, 2025	Finance Leases
2026	64,473
Total minimum lease payments	$64,473
Less: current portion	(64,473)
Lease obligations, noncurrent	$-

NOTE 12. RELATED PARTY TRANSACTION

As of December 31, 2025, the Company has a note payable of $500,000 owed to Ismael Perera, a related party. The note is non-interest-bearing, with no stated maturity date or scheduled repayment terms, and no interest expense has been recognized in connection with this obligation.

NOTE 13. INCOME TAXES

Apex Marine, LLC, Apex Marine Sales, LLC, and Apex Marine Stuart, LLC are each organized as limited liability companies and have elected to be taxed as partnerships under the provisions of the Internal Revenue Code (the “Code”). Under this election, the Company does not pay federal corporate income taxes on its taxable income. Instead, the members are individually liable for federal income taxes on the Company’s taxable income, whether or not distributed. Therefore, no provision or liability for federal income taxes has been included in the accompanying financial statements.

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of December 31, 2025, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income taxes for the year ended December 31, 2025. The Company also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from December 31, 2025.

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NOTE 14. MEMBERS’ EQUITY

Apex Marine, LLC, Apex Marine Sales, LLC, and Apex Marine Stuart, LLC are under common ownership and control. Members’ equity consists of member contributions, distributions, and accumulated earnings and losses. Profits and losses are allocated to the members in accordance with the respective operating agreements. The members’ ownership interests in the entities as of December 31, 2025 were as follows:

Entity	Members	Ownership Percentage
Apex Marine, LLC	Ismael Perera	85.00%
	William Dalton	5.00%
	Horacio Aguirre	5.00%
	Frank Llano	5.00%
Apex Marine Sales, LLC	Ismael Perera	87.00%
	Rodolfo Garcia	8.00%
	Frank Llano	5.00%
Apex Marine Stuart, LLC	Ismael Perera	57.50%
	Sean Fenniman	42.50%

No member contributions or distributions were made during the year ended December 31, 2025.

On March 2, 2022, Apex Marine Stuart, LLC repurchased shares of its own equity interest from Kurt Chandler for a total consideration of $15,745 and has been presented as a reduction of members’ equity in the accompanying balance sheet as of the transaction date.

NOTE 15. SEGMENT INFORMATION

In accordance with ASC 280-10, Segment Reporting: Overall, the CODM reviews the Combined results of operations when making decisions about allocating resources and assessing performance of the Company as a whole; hence, the Company has only one operating segment.

The Company’s segment operating profit or loss is measured using operating profit, which is the primary performance metric utilized by management to evaluate the financial results and to make decisions regarding resource allocation. Although gross profit is reviewed by management for operational analysis, operating income (loss) is the primary measure used by the Company’s chief operating decision maker (CODM) for segment performance assessment and resource allocation. The Company concluded that the CODM was Ismael Perera, CEO.

Segment information is as follows:

For the year ended December 31,
Item	2025
Net revenue	$29,929,974
Cost of revenue	24,904,625
Gross Profit	5,025,349
Depreciation	313,374
Selling, general and administrative	2,071,715
Advertising and marketing	481,408
Professional services	196,870
Salaries and wages	2,315,257
Rent expense	1,396,753
Segment operating loss	(1,750,028)
Segment other expense	$(582,003)

Item	As of December 31, 2025
Segment assets	$19,500,690

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NOTE 16. COMMITMENTS AND CONTINGENCIES

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. The Company had no pending commitments and contingencies as of December 31, 2025.

NOTE 17. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date that the combined financial statements are available to be issued. Other than the material subsequent events disclosed above in the notes to financial statements, no other material subsequent events that required recognition or additional disclosure in the combined financial statements are presented.

On January 1, 2026, Apex Marine, LLC (the “Company”) entered into a Joint Venture Agreement with Custom Motor Sports & Marine, LLC, a Missouri limited liability company, to form a joint venture operating under the name Apex Iconic at Haulover (the “Joint Venture”). The Joint Venture was established to operate and maintain a marine business located at 15600 Collins Avenue, Miami Beach, Florida 33154. Under the terms of the agreement, the Company holds a 51% interest in the Joint Venture and is entitled to 51% of net profits. The Company is solely responsible for all capital contributions, operating expenses, capital expenditure, and financing requirements of the Joint Venture. The Company is also responsible for day-to-day management, marketing and sales activities, cash management, and payroll functions of the Joint Venture. The term of the Joint Venture is co-terminus with an existing sublease agreement dated September 17, 2024, between Haulover Series, as sublandlord, and Custom Motor Sports & Marine, LLC, as subtenant, with respect to the Joint Venture’s principal place of business.

On February 13, 2026, the members of the Company entered into a Membership Interest Purchase Agreement (“MIPA”) with NextBoat Inc. pursuant to which NextBoat Inc. agreed to acquire 100% of the membership interests of the Company. The Company obtained control of the business effective May 1, 2026. The transaction closed on May 13, 2026, resulting in a change in ownership of the Company. Pursuant to the terms of the transaction, the aggregate consideration was approximately $5.97 million, consisting of (i) $1.2 million in cash, (ii) 679,012 shares of NewBoat Inc.’s common stock valued at approximately $1.8 million, and (iii) two promissory notes with aggregate principal amounts of approximately $2.97 million. Following the closing, the Company became a wholly owned subsidiary of NextBoat Inc.

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